                                                                   Exhibit 21.1

                                  SUBSIDIARIES
                            PROMUS HOTEL CORPORATION

                                      Jurisdiction    Percentage      Date
                                          of             of            of            FEIN
Name                                 Incorporation    Ownership   Incorporation     Number
----                                 -------------    ---------   -------------     ------
Ziwa Insurance, Inc.                    Vermont          100%        05/03/96     03-0351750
(Wholly-Owned Insurance Company)
Promus Hotels, Inc.                     Delaware         100%        05/10/95     62-1602678
 Buckleigh, Inc.                        Delaware         100%        08/24/87     74-2493006
 Compass, Inc.                          Tennessee        100%        11/16/94     62-1590142
 EJP Corporation                        Delaware         100%        10/31/91     62-1489071
  Suite Life, Inc.                      Delaware         100%        07/11/86     75-2123392
 Embassy Development Corporation        Delaware         100%        08/24/87     74-2479161
 Embassy Equity Development Corp.       Delaware         100%        08/24/87     74-2479160
   Embassy Syracuse Development         Delaware         100%        03/06/91     62-1469277
    Corporation
   Southfield Hotel Management, Inc.*   Florida          100%        09/10/91     62-1476762
 Embassy Memphis Corporation            Tennessee        100%        12/03/92     62-1523545
 Embassy Pacific Equity Corporation     Delaware         100%        01/24/89     62-1401635
 Embassy Suites Club No. 1, Inc.        Kansas           100%        01/19/84     75-1947366
 Embassy Suites Club No. Two, Inc.      Texas            49%         03/13/84     75-1946866
 Embassy Suites Club No. Three, Inc.    Louisiana        100%        11/03/94     62-1584888
 Embassy Suites De Mexico, S.A.DE*      Mexico           96%         08/01/90     00-0000000
 Embassy Suites (Isla Verde), Inc.      Delaware         100%        12/21/93     62-1555786
 Embassy Suites (Puerto Rico), Inc.     Delaware         100%        05/25/89     62-1395012
 Embassy Vacation Resorts, Inc.         Delaware         100%        03/03/94     62-1558894
 EPAM Corporation                       Delaware         100%        01/24/89     62-1401630
 ESI Mortgage Development               Delaware         100%        04/10/89     62-1392204
   Corporation
 ESI Mortgage Development               Delaware         100%        03/24/92     62-1522996
   Corporation II
 Hampton Inns, Inc.                     Delaware         100%        03/23/84     62-1194362
   GOL (Texas), Inc.                    Texas            49%         02/28/89     75-2309742
 Old Town Hotel Corporation             Delaware         100%        08/17/94     62-1577257
 Pacific Hotels, Inc.                   Tennessee        100%        11/03/88     62-1371344
   ATM Hotels Pty Limited**             Australia        100%        05/25/90     00-0000000
 Promus Hotel Services, Inc.            Delaware         100%        05/12/95     62-1602738
 Promus Hotels Florida, Inc.            Delaware         100%        05/12/95     62-1602737
 Promus Hotels Minneapolis, Inc.        Delaware         100%        10/31/95     62-1619978

*     In process of being dissolved
**    50% Pacific Hotels, Inc., 50% Promus Hotels, Inc.